        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1996
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       ------------------------------

                              PRIME SERVICE, INC.
             (Exact Name of Registrant as Specified in Its Charter)



    DELAWARE            16225 PARK TEN PLACE, SUITE 200           76-0452435
(State or Other              HOUSTON, TEXAS  77084             (I.R.S. Employer
Jurisdiction of                                              Identification No.)
Incorporation or
 Organization)

         (Address of Principal Executive Offices Including Zip Code)

                       ------------------------------

                              PRIME HOLDING, INC.
                        MANAGEMENT STOCK INCENTIVE PLAN

                              PRIME SERVICE, INC.
                      1996 MANAGEMENT STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                       ------------------------------

                                 BRIAN FONTANA
                            CHIEF FINANCIAL OFFICER
                              PRIME SERVICE, INC.
                        16225 PARK TEN PLACE, SUITE 200
                             HOUSTON, TEXAS  77084
                    (Name and Address of Agent For Service)

                       ------------------------------

                                 (214) 578-5600
         (Telephone Number, Including Area Code, of Agent For Service)

                       ------------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM
    TITLE OF SECURITIES         AMOUNT TO BE           OFFERING PRICE                                    AMOUNT OF
     TO BE REGISTERED            REGISTERED              PER SHARE              AGGREGATE            REGISTRATION FEE
                                                                              OFFERING PRICE
------------------------------------------------------------------------------------------------------------------------
     COMMON STOCK, PAR          1,759,727(1)             $21.12(2)              $37,336,682               $11,315
   VALUE $.01 PER SHARE
------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement registers the issuance or transfer of: (i) 1,759,727 shares of common stock, par value $.01 per share (the "Common Stock"), of Prime Service, Inc., a Delaware corporation (the "Company"), presently reserved for issuance under the Prime Holding, Inc. Management Stock Incentive Plan (the "1994 Plan") and the Prime Service, Inc. 1996 Management Stock Incentive Plan (the "1996 Plan," together with the 1994 Plan, the "Plans"), (ii) additional shares of Common Stock that become available under the Plans in connection with certain changes in the number of outstanding shares of Common Stock because of such things as recapitalizations, stock dividends, and stock splits, and (iii) any other securities with respect to which the outstanding shares of Common Stock are converted or exchanged.

(2) Pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act, the Company has determined the proposed maximum offering price per share to be $21.12. This price is the weighted average of (i) $24.44, the average of the high and low prices for the 1,153,335 shares of Common Stock as yet unissued under the 1996 Plan, on November 1, 1996, a date within five business days before the filing of this Registration Statement. (ii) $3.86, the exercise price for issued and outstanding options for 259,727 shares of Common Stock under the 1994 Plan, and (iii) $23.50, the exercise price for issued and outstanding options for 346,665 shares of Common Stock under the 1996 Plan.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                 The information requested in Part I of this Registration Statement is included in the prospectus for the Plan, which the Company has excluded from this Registration Statement in accordance with the instructions to Form S- 8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents that the Company has previously filed with the Commission are hereby incorporated by reference into this Registration
Statement:

   1. The Company's Prospectus dated October 31, 1996, filed pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") on November 1, 1996.

   2. The description of the Shares set forth in the Company's Registration Statement on Form 8-A, filed with the Commission on September 9, 1996, under which the Company registered the Shares under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

         All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Company has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") gives Delaware corporation broad powers to indemnify their present and former directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and permits a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified be entitled under any by-law, agreement, vote of stockholders or otherwise.

        As permitted by Section 145 of the Delaware Corporation Law, Article VII of the Bylaws of the Company provides for the indemnification by the Company of its directors, officers, employees and agents against liabilities and expenses incurred in connection with actions, suits or proceedings brought against them by a third party or in the rights of the corporation, by reason of the fact that they were or are such officers, employees or agents.

        Article Eighth of the Company's Amended and Restated Certificate of Incorporation, provides that to the fullest extent permitted by the Delaware Corporation law as the same exists or may hereafter be amended, a director of the company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

        Additionally, Primeco Inc., a Texas corporation and wholly owned subsidiary of the Company, has entered into indemnification agreements with certain present and former officers and directors of Primeco. These agreements, among other things, indemnify such officers and directors for certain expenses and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of Primeco to the fullest extent permitted by the Texas Business Corporation Act. Primeco also has obtained and maintains policies of insurance under which its directors and officers will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such officers or directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Inapplicable.

ITEM 8.  EXHIBITS.

        EXHIBIT NO.                DESCRIPTION
        -----------    --------------------------------------------------------

          4.1          Prime Holding, Inc. Management Stock Incentive Plan

          4.2          Prime Service, Inc. 1996 Management Stock Incentive Plan

          5.1          Opinion of Gibson, Dunn & Crutcher LLP

         23.1          Consent of Gibson, Dunn & Crutcher LLP

         23.2          Consent of Coopers & Lybrand LLP

         23.3          Consent of KPMG Peat Marwick LLP

         23.4          Consent of KPMG Peat Marwick LLP

ITEM 9.  UNDERTAKINGS.

         A.    RULE 415 OFFERING.  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         [SIGNATURES ON THE NEXT PAGE]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 5th day of November, 1996.



                                                 PRIME SERVICE, INC.
                                                 By:  /s/ Thomas E. Bennett
                                                    ---------------------------
                                                 Name:    Thomas E. Bennett
                                                 Title:   President


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             NAME AND SIGNATURE                               TITLE                             DATE
----------------------------------            -------------------------------------      --------------------
/s/ Thomas E. Bennett                         President and Director                      November 5, 1996
----------------------------
Thomas E. Bennett

/s/ Brian Fontana                             Executive Vice President and Chief          November 5, 1996
----------------------------                  Financial Officer
Brian Fontana

/s/ John L. Latimer                           Controller, Assistant Treasurer and         November 5, 1996
----------------------------                  Assistant Secretary
John L. Latimer

/s/ Jon P. Hedley                             Director                                    November 5, 1996
----------------------------
Jon P. Hedley

/s/ Christopher J. O'Brien                    Director                                    November 5, 1996
----------------------------
Christopher J. O'Brien

/s/ Charles J. Philippin                      Director                                    November 5, 1996
----------------------------
Charles J. Philippin

/s/ Christopher J. Stadler                    Director                                    November 5, 1996
----------------------------
Christopher J. Stadler



/s/ Robert M. Howe                            Director                                    November 5, 1996
----------------------------
Robert M. Howe

                                 EXHIBIT INDEX

                EXHIBIT NO.                    DESCRIPTION
                -------------  -------------------------------------------------
                    4.1        Prime Holding, Inc. Management Stock Incentive
                               Plan (incorporated by reference to
                               Exhibit 10.3 to Primeco Inc.'s 1995 Annual
                               Report in Form 10-K filed with the Commission on
                               April 15, 1996).

                    4.2        Prime Service, Inc. 1996 Management Stock
                               Incentive Plan (incorporated by reference to Exhibit 10.34 to the Company's Registration
                               Statement on Form S-1, File No. 333-11517, originally filed with the Commission on September 6, 1996).

                    5.1        Opinion of Gibson, Dunn & Crutcher LLP

                   23.1 Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

                   23.2        Consent of Coopers & Lybrand L.L.P.

                   23.3        Consent of KPMG Peat Marwick LLP

                   23.4        Consent of KPMG Peat Marwick LLP